UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Gerdau S.A.	Gerdau Trade Inc.
(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)

Federative Republic of Brazil	The British Virgin Islands
(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)

Not Applicable	Not Applicable
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

Avenida Dra. Ruth Cardoso, 8501,
8th floor, São Paulo, SP, 05425-070, Brazil
(Address of registrants’ principal executive offices including zip code)

See Table of Additional Registrants below

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.750% Notes due 2035	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-284698 and 333-284698-01

Securities to be registered pursuant to Section 12(g) of the Act: None

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in Its Charter*	Translation of Registrant’s Name into English	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Gerdau Açominas S.A.	Gerdau Steel Inc.	The Federative Republic of Brazil	Not Applicable
Gerdau Aços Longos S.A.	Gerdau Long Steel Inc.	The Federative Republic of Brazil	Not Applicable

* Each additional registrant is a direct or indirect subsidiary of Gerdau S.A. The address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices is Av. Dra. Ruth Cardoso, 8501, 8th floor, 05425-070, São Paulo, São Paulo, Federative Republic of Brazil.

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the 5.750% Notes due 2035 to be registered hereunder, reference is made to the information under the headings “Description of the Debt Securities” and “Description of the Guarantees” in the Prospectus, dated June 3, 2025, constituting a part of the registrants’ registration statement on Form F-3 (File Nos. 333-287733, 333-287733-01, 333-287733-02 and 333-287733-03), as supplemented by the information under the heading “Description of the Notes” in the Registrants’ Prospectus Supplement, dated June 4, 2025, which information is hereby incorporated herein by reference and made part of this registration statement on Form 8-A in its entirety.

This registration statement on Form 8-A is incorporated by reference into the registrants’ registration statement on Form F-3 (File Nos. 333-287733, 333-287733-01, 333-287733-02 and 333-287733-03).

Item 2. Exhibits.

The registrants intend to register the above referenced notes on the New York Stock Exchange, on which exchange the American Depositary Shares of Gerdau S.A. are listed. Accordingly, copies of the following exhibits are filed with the Securities and Exchange Commission (“SEC”) as exhibits to this Registration Statement:

Exhibit No.	Description
99 (A)	Prospectus, dated as of June 3, 2025, incorporated by reference to the Registration Statement on Form F-3 filed with the SEC by the Company and the Guarantors on June 3, 2025 (Registration Nos. 333-287733, 333-287733-01, 333-287733-02 and 333-287733-03).
99 (B)	Prospectus Supplement, dated as of June 4, 2025, incorporated by reference to the SEC filing pursuant to Securities Act Rule 424(b)(2) by the Company and the Guarantors on June 6, 2025.
99(C).	Indenture, dated June 9, 2025, among Gerdau Trade Inc., as Company, Gerdau S.A., Gerdau Açominas S.A. and Gerdau Aços Longos S.A., as guarantors, and The Bank of New York Mellon, as trustee, paying agent, registrar and transfer agent (incorporated by reference to Exhibit 4.1 of the current report on Form 6-K furnished by Gerdau S.A. on June 9, 2025).
99(D).	First Supplemental Indenture, dated June 9, 2025, among Gerdau Trade Inc., as Company, Gerdau S.A., Gerdau Açominas S.A. and Gerdau Aços Longos S.A., as guarantors, and The Bank of New York Mellon, as trustee, paying agent, registrar and transfer agent (incorporated by reference to Exhibit 4.2 of the current report on Form 6-K furnished by Gerdau S.A. on June 9, 2025).
99(E).	Form of 5.750% Notes due 2035 (incorporated by reference to Exhibit 4.3 of the current report on Form 6-K furnished by Gerdau S.A. on June 9, 2025).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GERDAU TRADE INC.

	By:	/s/ Gustavo Werneck da Cunha
		Name:	Gustavo Werneck da Cunha
		Title:	Member of the Board of Directors

	By:	/s/ Rafael Dorneles Japur
		Name:	Rafael Dorneles Japur
		Title:	Member of the Board of Directors

Date: June 9, 2025

GERDAU S.A.

	By:	/s/ Gustavo Werneck da Cunha
		Name:	Gustavo Werneck da Cunha
		Title:	Chief Executive Officer and Director

	By:	/s/ Rafael Dorneles Japur
		Name:	Rafael Dorneles Japur
		Title:	Executive Vice-President, Chief Financial Officer and Investor Relations Officer

Date: June 9, 2025

GERDAU AÇOMINAS S.A.

	By:	/s/ Gustavo Werneck da Cunha
		Name:	Gustavo Werneck da Cunha
		Title:	President Director

	By:	/s/ Rafael Dorneles Japur
		Name:	Rafael Dorneles Japur
		Title:	Vice-President Director

Date: June 9, 2025

GERDAU AÇOMINAS S.A.

	By:	/s/ Gustavo Werneck da Cunha
		Name:	Gustavo Werneck da Cunha
		Title:	President Director

	By:	/s/ Rafael Dorneles Japur
		Name:	Rafael Dorneles Japur
		Title:	Vice-President Director

Date: June 9, 2025

Exhibit Index

Exhibit No.	Description
99 (A)	Prospectus, dated as of June 3, 2025, incorporated by reference to the Registration Statement on Form F-3 filed with the SEC by the Company and the Guarantors on June 3, 2025 (Registration Nos. 333-287733, 333-287733-01, 333-287733-02 and 333-287733-03).
99 (B)	Prospectus Supplement, dated as of June 4, 2025, incorporated by reference to the SEC filing pursuant to Securities Act Rule 424(b)(2) by the Company and the Guarantors on June 6, 2025.
99 (C).	Indenture, dated June 9, 2025, among Gerdau Trade Inc., as Company, Gerdau S.A., Gerdau Açominas S.A. and Gerdau Aços Longos S.A., as guarantors, and The Bank of New York Mellon, as trustee, paying agent, registrar and transfer agent (incorporated by reference to Exhibit 4.1 of the current report on Form 6-K furnished by Gerdau S.A. on June 9, 2025).
99 (D).	First Supplemental Indenture, dated June 9, 2025, among Gerdau Trade Inc., as Company, Gerdau S.A., Gerdau Açominas S.A. and Gerdau Aços Longos S.A., as guarantors, and The Bank of New York Mellon, as trustee, paying agent, registrar and transfer agent (incorporated by reference to Exhibit 4.2 of the current report on Form 6-K furnished by Gerdau S.A. on June 9, 2025).
99 (E).	Form of 5.750% Notes due 2035 (incorporated by reference to Exhibit 4.3 of the current report on Form 6-K furnished by Gerdau S.A. on June 9, 2025).